SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[X]  Preliminary Information Statement        [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                                EVOLVE ONE, INC.
                  (Name of Registrant As Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

        [X] No Fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
            0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

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                                EVOLVE ONE, INC.

TO OUR STOCKHOLDERS:

        This information statement is being provided to the stockholders of Evolve One, Inc. Our Board of Directors approved, and recommended the approval by our stockholders, of a reverse split of our common stock, par value $.00001 per share ("Common Stock"), in the amount of 1 share for up to 250 shares. Our stockholders holding a majority of our issued and outstanding shares of Common Stock on [Record Date] , 2002, approved the reverse stock split of 1 share for up to 250 shares of our Common Stock by written consent.

        As a matter of regulatory compliance we are sending you this Information Statement which describes the purpose and provisions of the contemplated reverse split of our Common Stock.


                                        For the Board of Directors of
                                        EVOLVE ONE, INC.

                                        /s/ Gary Schultheis
                                        Gary Schultheis, President

                                EVOLVE ONE, INC.

                         6413 Congress Avenue, Suite 240
                              Boca Raton, FL 33487


                              INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                     GENERAL

        This Information Statement is being furnished to the stockholders of Evolve One, Inc., a Delaware corporation, in connection with the adoption of an amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"). The purpose of adoption of the Amendment is to effect a reverse stock split of the Company's outstanding Common Stock in the amount of 1 share for up to 250 shares (the "Reverse Stock Split"). The Company's Board of Directors, on [prior to Record Date], 2002, approved the form of Amendment and recommended by written consent that the Amendment be approved by our stockholders. Our stockholders holding a majority of our issued and outstanding shares of Common Stock approved the form of Amendment by written consent dated [Record Date], 2002. The approved form of Amendment, a copy of which is attached hereto as Exhibit A, will become effective when filed with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Amendment will occur on or about ___________, 2002, at least 20 days after the date the this Information Statement is first mailed to our stockholders (the "Effective Date"). If the proposed Amendment had not been adopted by written consent, it would have had to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

        The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, the Amendment was required to be approved by the a majority of our stockholders. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock.

        Mr. Gary Schultheis, a director and the President of the Company, and Mr. Herbert Tabin, a director of the Company, who own in the aggregate 505,488,000 shares of our Common Stock representing approximately 64.89% of our outstanding Common Stock, have given their written consent to the adoption of the Amendment described in this Information Statement. A copy of the Amendment effectuating the Reverse Stock Split is set forth as Exhibit A to this Information Statement.

        We propose to first send this Information Statement to our stockholders on or about [after Record Date] , 2002. The record date established by us for purposes of determining (i) our stockholders entitled to consent to the adoption of the Amendment, (ii) the number of outstanding shares of our Common Stock, and
(iii) our stockholders entitled to receive this Information Statement, was [after Board consent], 2002 (the "Record Date").

        Pursuant to Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as we will have provided this Information Statement to our stockholders of record on the Record Date, no additional action will be undertaken pursuant to such written consents, and no dissenters' rights under Delaware Law are afforded to our stockholders as a result of the adoption of the Amendment.

                                EXECUTIVE OFFICES

        Our principal executive offices are located at 6413 Congress Avenue, Suite 240, Boca Raton, FL 33487. Our telephone number is (561) 988-0819.

                  OUTSTANDING VOTING STOCK OF EVOLVE ONE, INC.

        As of the Record Date, there were 778,988,189 shares of our Common Stock outstanding. The Common Stock constitutes the sole class of our voting securities. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. The following table sets forth Common Stock ownership information as of the Record Date with respect to (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each of our directors; (iii) each person intending to file a written consent to the adoption of the Plan described herein; and (iv) all of our directors, executive officers and designated stockholders as a group. This information as to beneficial ownership was furnished to us by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 6413 Congress Avenue, Suite 240, Boca Raton, FL 33487.

                                                       Shares Beneficially
Name of                                                        Owned
Beneficial Owner                        Number                Percent
----------------                        ------                -------

Gary Schultheis (1)                   252,774,000              32.45%

Herbert Tabin (2)                     252,714,000              32.44%

All officers and directors
 as a group (three persons)           505,488,000              64.89%


(1)     Mr. Schultheis is a Director and the President.
(2)     Mr. Tabin is a Director

                   AMENDMENT TO CERTIFICATE TO EFFECT UP TO A
                          1 FOR 250 REVERSE STOCK SPLIT

        On _______________, 2002, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to effect the Reverse Stock Split by adopting the Amendment. Pursuant to the Reverse Stock Split, assuming a 1 for 250 Reverse Stock Split is confirmed by our Board of Directors, each 250 of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into 1 share of our Common Stock (the "New Shares"). In the event a lesser multiple Reverse Stock Split is confirmed by our Board of Directors, the number of shares will be correspondingly adjusted. The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. We have no current plans to issue any of the authorized but unissued shares of our common stock created by the Reverse Stock Split. The Reverse Stock Split will become effective upon filing of the Amendment with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so, or to adopt a Reverse Stock Split involving a lesser multiple.

Purpose and Effect of Proposed Reverse Stock Split

        The Board believes the Reverse Stock Split is desirable because by reducing the number of shares of our Common Stock issued and outstanding it will raise the trading price of our Common Stock. Our Board believes that the higher share price which should initially result from the Reverse Stock Split could help generate interest in us among investors and thereby assist us in raising future capital to fund our operations.

        The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

        The Reverse Stock Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock. The Reverse Stock Split may result in certain of our stockholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 250). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market.

        The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

        * The number of shares owned by each holder of Common Stock will be reduced by a ratio to be determined by our Board of Directors, but not more than 250 to 1;

        * The number of shares of Common Stock we are authorized to issue will remain the same;

        * The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding;

        *       The par value of the Common Stock will remain $.00001 per share;

        * The stated capital on our balance sheet attributable to the Common Stock will be reduced to not less than 1/250 of its present amount, depending on the Reverse Stock Split ratio agreed upon by our Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced; and

        o All outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, not less than 1/250 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Stock Split, depending on the Reverse Stock Split ratio agreed upon by our Board of Directors, at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split.

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates

        The Reverse Stock Split will be effected by the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware. The Reverse Stock Split will become effective on the Effective Date. As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

No Rights of Appraisal

        Under the laws of the State of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

Certain Federal Income Tax Consequences

        We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

        * No gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

        * The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

        * The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

        * The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

        Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

        Our beliefs regarding, the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

        This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

        The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

        The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Gary Schultheis, President

                                    EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                                EVOLVE ONE, INC.


        Evolve One, Inc., a corporation organized and existing under the Delaware Business Corporation Laws (the "Corporation"), and in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"),

        DOES HEREBY CERTIFY:

        FIRST: That Article IV of the Corporation's Certificate of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

                "The aggregate number of shares which the Corporation shall have the authority to issue is 1,000,000,000 shares of common stock having a par value of $.00001 per share and 10,000,000 shares of cumulative convertible preferred stock having a par value of $.0001 per share.

                Effective as of the effective date of this Certificate of Amendment, each _____ shares of common stock, $.00001 par value per share, outstanding as of __________, 2002 (the "Old Common Stock"), will be changed into one (1) fully paid and non-assessable share of common stock, $.00001 par value per share (the "New Common Stock"). Each certificate that represented shares of Old Common Stock shall after __________, 2002 represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted into hereby; provided, however, that each person holding of record a certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of said certificate or certificates, a new certificate or certificates, as the case may be, evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to this Certificate of Amendment. Each fractional share resulting from the foregoing reverse stock split shall be rounded up and converted into the right to receive one (1) share of New Common Stock."

        SECOND: The foregoing Certificate of Amendment to the Certificate of Incorporation was adopted pursuant to Section 141(f) of the DCL by the Board of Directors of the Corporation by written consent dated __________, 2002, and was adopted pursuant to Section 228 of the DCL by the holders of a majority of its issued and outstanding shares of common stock by written consent of such stockholders dated __________, 2002. Therefore, the number of votes cast was sufficient for approval.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by its duly authorized officer.

        Signed,  this _______________, 2002.



                                        --------------------------------
                                        Gary Schultheis, President